Exhibit 99.5

From: christine day <[ . . . ]>

Sent: Friday, May 9, 2025 8:57 AM

To: Drewry, Christopher (CH) <[ . . . ]>; John Schlifske <[ . . . ]>

Cc: Christine Day <[ . . . ]>

Subject: Statement

EXTERNAL EMAIL - Purported sender: christine day <[ . . . ]> emailing from [ . . . ] Please confirm that this is the sender’s correct address before replying, clicking a link, or opening an attachment.

Here is a draft of my statement.

Christine

“My departure from the Kohl’s Board is based on disagreements regarding adherence to protocols and processes which guide conversations and ensure full transparency and accountability.

All board members should have equal access to information and fully discuss risks before votes are held.

All shareholders should have equal access to the same information.

When mistakes are made, reflection of accountability and root causes should be rigorously examined, not smoothed over.”

Sent from my iPhone